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                                                                    Exhibit 99.1

                               (CENTERPLATE LOGO)

Contact:  Elaine Gosnell
          864-597-0142

                                                           FOR IMMEDIATE RELEASE

                              CENTERPLATE CHAIRMAN
                               JOHN T. DEE RESIGNS

SPARTANBURG, S.C., Aug. 28, 2003 - Centerplate, a Volume Services America company, announced today that John T. Dee, chairman of the board of directors, has resigned from the company due to health concerns.

"John has been a prominent leader in our industry for more than 35 years and he will be greatly missed," said Centerplate Chief Executive Officer Lawrence E. Honig. "John has been an inspiration to those of us who have had the privilege to work with him. We offer him our sincerest appreciation for his years of service and our thoughts are with him as he focuses on more personal matters."

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Centerplate, a Volume Services America company, is a leading provider of catering, concessions, merchandise and facilities management services for sports facilities, convention centers and other entertainment venues. Visit the company online at www.centerplate.com.